EXHIBIT 99.1

Twin Vee PowerCats Co. Announces Reincorporation to Nevada to Enhance Corporate Flexibility and Drive Long-Term Cost Savings

FORT PIERCE, FL / ACCESSWIRE / April 13, 2026 — Twin Vee PowerCats Co. (Nasdaq:VEEE),(“Twin Vee” or the “Company”), a manufacturer, distributor, and marketer of power sport boats, today announced that it has completed its reincorporation from the State of Delaware to the State of Nevada. The strategic move was approved by the Company’s stockholders at its annual meeting of stockholders in November as a proactive measure to reduce operational costs and support Twin Vee’s long-term growth objectives.

Specifically, a majority of the Company’s stockholders who voted agreed that reincorporating in Nevada serves the best interests of Twin Vee and its stockholders by providing a reliable, statute-focused legal environment that establishes clear guideposts for strategic decision-making. “We believe that Nevada Revised Statutes Chapter 78, which governs Nevada corporations, is generally recognized as a comprehensive and thoughtfully maintained state corporate statute,” said Joseph Visconti, CEO and President of Twin Vee PowerCats Co. “As we look to our planned growth, strategic decisions, and plan for the years to come, removing ambiguity resulting from the prioritization of judicial interpretation can offer our Board and management clearer guideposts for action that we believe will benefit our stockholders.”

According to Visconti, Twin Vee’s reincorporation brings several immediate and long-term benefits to the Company and its stockholders. Foremost is substantial cost savings. The move to Nevada eliminates the obligation to pay the annual Delaware franchise tax, retaining vital capital within the business to be deployed toward manufacturing, innovation, and expansion.

Additionally, the Company anticipates that the transition could reduce litigation distractions. “By moving away from Delaware’s increasingly litigious environment, which can result in less meritorious and costly lawsuits, Twin Vee can minimize unnecessary distractions for its directors and management,” explains Visconti. “This keeps the team strictly focused on operational execution and stockholders value.”

Furthermore, Twin Vee believes that Nevada’s legal framework provides enhanced corporate flexibility, granting greater agility in structuring certain corporate transactions and responding to the evolving business environment.

“Importantly, the reincorporation to Nevada will not cause any disruption to Twin Vee’s daily operations,” remarked Visconti. “There will be no changes to the Company’s business model or location. By ensuring seamless operational continuity while unlocking new flexibility and cost efficiencies, this transition positions Twin Vee to pursue its long-term growth initiatives and continue delivering The Best Riding Boat on the Water to our customers.”

About Twin Vee PowerCats Co.

Twin Vee PowerCats Co. manufactures a range of boats under the Twin Vee and Bahama Boat Works brands, designed for activities including fishing, cruising, and recreational use. Twin Vee PowerCats are recognized for their stable, fuel-efficient, and smooth-riding catamaran hull designs. Twin Vee is one of the most recognizable brand names in the catamaran sport boat category and is known as the “Best Riding Boats on the Water™.” Bahama Boat Works is an iconic luxury brand long celebrated for its unmatched craftsmanship, timeless aesthetic, and dedication to producing some of the finest offshore fishing vessels.

The Company is located in Fort Pierce, Florida, and has been building and selling boats for 30 years.

Learn more at twinvee.com and bahamaboatworks.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements and include statements regarding improvements in gross margin and operating efficiency, reduced risks of litigation, the continued growth of the Company’s sales, customer base, dealer network, manufacturing capabilities, and the global power catamaran market, and anticipating a more favorable cash profile going forward.

These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, changes in Nevada law and corporate governance norms, the Company’s ability to leverage and adapt to its transition to Nevada, and the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, the Company’s Quarterly Reports on Form 10-Q, the Company’s Current Reports on Form 8-K and subsequent filings with the SEC. The information in this release is provided only as of the date of this release, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events, except as required by law.

Contact:

Glenn Sonoda
investor@twinvee.com